UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007
(Address of principal executive offices) (Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On January 30, 2015, MSCI Inc. (the “Company”) announced that it entered into a Cooperation Agreement (the “Cooperation Agreement”) with ValueAct Capital Master Fund L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and D. Robert Hale (collectively, the “ValueAct Group”) on January 29, 2015. The ValueAct Group currently beneficially owns approximately 8.3% of the Company’s outstanding common stock.

Pursuant to the Cooperation Agreement, and subject to the conditions set forth therein, the Company agreed (i) to appoint D. Robert Hale, a Partner at ValueAct Capital, as a member of the board of directors of the Company (the “Board”), effective at a meeting of the Board to be held on March 10, 2015, (ii) to nominate Mr. Hale for election to the Board at the Company’s 2015 annual meeting of shareholders (the “2015 Annual Meeting”) and (iii) so long as Mr. Hale (or a replacement nominee designated by the ValueAct Group) is serving on the Board on the date of the Company’s nomination of directors for election at the Company’s 2016 annual meeting of shareholders (the “2016 Annual Meeting”), to nominate him (or such replacement nominee) for election to the Board at the 2016 Annual Meeting.

The Company also agreed, subject to the conditions set forth in the Cooperation Agreement, to appoint Wendy E. Lane and Wayne Edmunds as independent members of the Board, effective at a meeting of the Board to be held on March 10, 2015, and to nominate Ms. Lane and Mr. Edmunds for election to the Board at the 2015 Annual Meeting.  If prior to December 12, 2015 either of Ms. Lane or Mr. Edmunds no longer serves on the Board, the Company will work together with the ValueAct Group in good faith to fill such vacancy with an individual who is mutually acceptable to the Company and the ValueAct Group.

Subject to certain exceptions, if at any time the ValueAct Group ceases to own at least 6% of the outstanding common stock of the Company, Mr. Hale will be required to resign from the Board and the Company will no longer be required to nominate Mr. Hale for election at the 2015 and 2016 annual meetings of shareholders. Under the Cooperation Agreement, the ValueAct Group is entitled to nominate a mutually acceptable replacement in the event that Mr. Hale no longer serves as a Company director prior to December 12, 2015, so long as the ValueAct Group continues to own at least 6% of the Company’s outstanding common stock.

Each of Mr. Hale, Ms. Lane and Mr. Edmunds must, at all times while serving as a member of the Board: (i) meet all director independence and other standards of the Company, the New York Stock Exchange and the Securities and Exchange Commission and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 10A-3 thereunder and (ii) be qualified to serve as a director under the Delaware General Corporation Law. In addition, Mr. Hale has agreed to be bound by all policies, procedures, processes, codes, rules standards and guidelines applicable to Board members, including the Company’s Corporate Governance Policies, Code of Ethics and Business Conduct, securities trading policy, political contribution guidelines applicable to directors and other corporate governance guidelines, and to preserve the confidentiality of the Company’s business information, including discussions or matters considered in meetings of the Board or its committees.

For the duration of the Standstill Period (as defined below), the ValueAct Group has agreed, among other things, that it will not: (i) in any way participate in any “solicitation” of proxies, or advise, encourage or influence any person with respect to the voting of any securities of the Company with respect to the election of individuals to the Board or approval of any shareholder proposals; (ii) in any way participate in any group (within the meaning of Section 13(d) of the Exchange Act) with any persons who are not ValueAct affiliates with respect to the Company’s securities; (iii) acquire any beneficial or other ownership interest of 14.9% or more of the Company’s common stock outstanding at such time; (iv) sell the securities of the Company to any person or entity that would own more than 4.9% of the outstanding shares of the Company’s common stock following such transaction; (v) effect or seek to effect any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company, or frustrate or seek to frustrate any extraordinary transaction proposed or endorsed by the Company, or make any public statement with respect to an extraordinary transaction; (vi) engage in any short sale or similar derivative transaction related to the market price or value of the Company’s securities; (vii) call or seek to call any meeting of shareholders, nominate any candidate to the Board, seek the removal of any member of the Board, seek to act by written consent, or make a request for any shareholder list or other Company books and records; (viii) support or make any proposal that constitutes advising, controlling, changing or influencing the Board or management of the Company, any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, seeking to have the Company waive or amend its governance documents, or causing any class of securities of the Company to become eligible for deregistration; (ix) make any statement or announcement that constitutes an attack on or otherwise disparages the Company, its affiliates, officers and directors; (x) make any public disclosure, announcement or statement regarding a plan or proposal with respect to the Company; (xi) enter into any discussions, negotiations, agreements, or understandings with any third party to take any action with respect to any of the foregoing; or (xii) request, directly or indirectly, any amendment or waiver of the foregoing.

During the Standstill Period, the restrictions described above will not be deemed to prohibit the ValueAct Group from (i) communicating privately with the Company’s directors or officers, so long as such communications are not intended to and would not be reasonably expected to require any public disclosure of such communications; or (ii) from communicating privately with the Company’s shareholders, so long as such communications are made in the ordinary course in compliance with applicable law.

The “Standstill Period” means the period commencing on January 29, 2015 and terminating on the earlier of (i) December 12, 2015, (ii) the date that is 90 days after the resignation of Mr. Hale (or a replacement director designated by the ValueAct Group) if such resignation occurs before the date of the 2015 Annual Meeting or 20 days after the resignation of Mr. Hale (or a replacement director designated by the ValueAct Group) if such resignation occurs after the date of the 2015 Annual Meeting, and (iii) the date that is 30 days following a material breach of certain of the Company’s obligations under the Cooperation Agreement.

The ValueAct Group also has agreed that it will: (i) vote in favor of the Company’s nominees to the Board at the 2015 Annual Meeting; (ii) so long as Mr. Hale (or a replacement director nominated by the ValueAct Group) is serving on the Board on the date of the Company’s nomination of directors for election at the 2016 Annual Meeting, vote in favor of the Company’s nominees to the Board at the 2016 Annual Meeting; and (iii) vote in accordance with the Board’s recommendation with respect to any proposal that may be the subject of shareholder action at the 2015 Annual Meeting, except with respect to proposals related to certain extraordinary transactions, for which the ValueAct Group may vote for or against at its discretion.

The Cooperation Agreement terminates on the earlier of: (i) the day following the date of the 2016 Annual Meeting and (ii) the date that is 30 days following the date that the Company materially breaches certain of its obligations under the Cooperation Agreement.

The foregoing summary of the Cooperation Agreement is not complete and is subject to, and qualified in its entirety by, the text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the execution of the Cooperation Agreement, the Company will enter into a Confidentiality Agreement with the members of the ValueAct Group effective as of the February 9, 2015.

On January 30, 2015, the Company issued a press release relating to the appointment of Mr. Hale, Mr. Edmunds and Ms. Lane to the Board, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The text set forth above under Item 1.01 is hereby incorporated into this Item 5.02 by reference.  As described under Item 1.01, while the Company has agreed, subject to the satisfaction of certain conditions set forth in the Cooperation Agreement, to appoint Mr. Hale, Mr. Edmunds and Ms. Lane to the Board effective at a meeting of the Board to be held on March 10, 2015, such appointments are not yet effective.  Accordingly, an amendment to this Current Report will be filed with additional information required under Item 5.02 upon Mr. Hale, Mr. Edmunds and Ms. Lane’s appointment to the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Cooperation Agreement, dated as of January 29, 2015.

Exhibit 99.2	Press Release, dated as of January 30, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: January 30, 2015	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman, Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Cooperation Agreement, dated as of January 29, 2015.

Exhibit 99.2	Press Release, dated as of January 30, 2015.

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